(English Translation)

Exhibit 10.20

LABOR CONTRACT

Party A: Beijing Jinzhengdong Human Resources Consultant Co., Ltd.

Address: Room 608, TAIHONG Tower, No.44, Chong Wen Men Wai Ave., Beijing

Party B:

Gender: Male/ Female

ID No.: ___________________________

Date of Birth: m/m/d/d/y/y

Date joined: m/m/d/d/y/y

Home address: ___________________________

Post code: ___________________________

Registered permanent residence: ______ Street (village/ town), ______ District (County),
Province (City)

Party A: Beijing Jinzhengdong Human Resources Consultant Co., Ltd.         Signature of

Party B:

Legal Representative:

Or Authorized Proxy:

(Signature or seal)

Signing Date: m/m/d/d/y/y                 Signing Date: m/m/d/d/y/y

In accordance with the Labor Law of the People’s Republic of China and relevant laws and regulations, this Contract is conclude by and between Party A and Party B through equal negotiations, wherein both Parties will observe all articles of the Contract.

Labor Contract Term

Article 1 This Contract is a fixed-term contract. The Contract will come into force as of m/m/d/d/y/y and expire on m/m/d/d/y/y, among which, the probationary period is till m/m/d/d/y/y.

Work Contents

Article 2 Party B agrees to work with Beijing PKU Chinafront Technology Co., Ltd. in accordance with the needs of Party A.

Article 3 Party B agrees to accept the position arranged by the company, and guarantees to fulfill the workload required and meet the quality (duty) standards prescribed.

Labor Protection and Working Conditions

Article 4 Party A implements the standard working hour system or the working hour system of comprehensive calculation. The company where Party B is sent to may arrange the working time of Party B in accordance with this Article. When arranging Party B to work overtime, it shall give the overtime pay as provided in the Labor Law.

Article 5 Party A requires that the company where Party B is sent to shall guarantee the working conditions of Party B comply with the labor safety and health standard of the state.

Labor Remuneration

Article 6 Party A implements the next payroll system, namely, pay the salary of Party B in cash (RMB) to the bank account of Party B before 10th of each month. The post salary of Party B is RMB ____ Yuan (the company where Party B is sent to is entitled to adjust the remuneration standard according to the market and company operation). Party A will collect and pay the individual income tax. The salary of Party B will be calculated and delivered according to the actual attendance, work performance and the wage payment method of the company. The salary that Party A pays to Party B after deducing social insurance premiums and housing provident fund, shall be no less than the minimum wage standard stipulated by local government.

The company where Party B is sent to is entitled to adjust the post of Party B, and the wages will change with the transfer of post, and vice versa.

Social Insurance and Welfare

Article 7 Party B agrees that Party A may pay various social insurance premiums by taking the current wages as the benchmark. Party A will withdraw the part that Party B shall pay from the wages of Party B and pay for Party B. Party B shall provide the transfer certificate of social insurance or new referential materials according to the time required by Party A (30 days within the validity of the Contract), or (1) the company will not bear any responsibilities arising from the negligence or suspension of social insurance payment. (2) the company retains the right of terminating the employment relationship at any time.

Article 8 With a view to guaranteeing that the social insurance of Party B is paid in full amount and Party B can enjoy the treatments of social insurance, both Parties agree on the following contents through negotiations:

1.
In case that the objective factors cause the month when the social insurance premium of Party B is paid lagging behind the validity month of the contract, Party A, after Party B leaves, will pay the social insurance of Party A and extend as long as the lagged months to ensure the contractual month of Party B is equal to the months of social insurance payment. (this case does not include the circumstance that the decrease of month paid is de to the personal reason of Party B)

2.	Grounding on the reasons hereinbefore, the period the Party B enjoys the social insurance treatment is the period that Party B actually participates in the social insurance.

Article 9 Under the premise of not violating the state policies, the treatment of Party B when he catches an industrial disease or is wounded in work should follow the agreements concluded between Party A and the company where Party B is sent to.

Article 10 When Party B catches a disease or is wounded in work, he should hospitalize to the designated medical institution. He can take a leave after presenting the diagnoses certificate and the certification of leave issued by the designated hospital and getting the approval, and enter the period of medical treatment. The sick leave wage during the period of medical treatment after deducting the social insurance shall be no less than 80% of the minimum wage standard stipulated by local government.

Article 11 The Company where Party B is sent to will determine the wages of Party B who is in the maternity period according to the provisions of the state and local government.

Labor Discipline

Article 12 Party B shall strictly observe various bylaws and labor disciplines of the state, Party A and the Company where he is sent to; abide by the labor safety and health, and work specifications; cherish the assets of the Company where he is sent to and observe occupational ethics; actively participate in the trainings of the Company where he works with to improve his own quality; perform his responsibilities carefully, obey management and keep the business secrets of the company in secret. In case of any violation, Party A is entitled to dispose Party B in accordance with the disposals of the company where Party B is sent to, until terminate the Contract.

Termination, Modification and Rescission of Labor Contract and Liability for Breach of Contract

Article 13 The Contract may be rescinded when both Parties reach consensus through negotiations.

Article 14 In case that Party A and Party B will not extend the Contract after the expiration of the Contract, both parties hereof shall go through relevant procedures within 15 calendar days after the termination of the Contract.

Article 15 In the event that the Company where Party B is sent to is on the brink of bankruptcy, merger and acquisition, Party A is entitled to terminate the Contract and the Company shall pay economic compensations to Party A.

Article 16 In case of any of the following cases, both Parties hereof may change corresponding articles of the Contract:

(1)	Party A and Party B reach consensus through negotiation;

(2)
The objective circumstances based on which the Contract is concluded change, which make part of the articles of the Contract cannot be executed (the party requiring to modify relevant contents shall send the modification requirements in writing to the other party; the other party shall reply within 15 calendar days; in case that no reply is received within the 15 calendar days, it will be deemed as not agreeing on the modification);

(3)	The laws and regulations based on which the Contract is concluded have changed;

Article 17 In case that Party B has involved in any of the following cases, Party A is entitled to terminate the Contract immediately without paying any economic compensations; in case that Party B causes any economic losses to the Company where he is sent to, Party A and the Company are entitled to investigate the economic compensation responsibility of Party B.

(1)	Party B has not checked in with the Company to work within 15 calendar days as of the date of prescribed employment period;

(2)	Party B has been proved not competent for the employment requirements during the probationary period;

(3)	Seriously violate the labor disciplines or bylaws of Party A or the company that he is to be sent to;

(4)
Serious breach of duty, jobbery, and cause adverse effect to the company where he is sent to or the losses are no less than RMB 500 Yuan (500 inclusively), the company where he is sent to has put forward retirement opinions in writing to Party A;

(5)	Fight, bustup, or damage or lose the assets or equipments of the company where he is sent to or relevant companies;

(6)	Violate state laws and regulations and be investigated criminal responsibilities according to laws;

(7)	Party B absents without justifiable reasons for 3 consecutive days or 5 accumulated days;

(8)	Party B provides false certificates or data;

(9)
Party B is involved in stealing and causes economic losses and adverse effects to the company where he is sent to and any third party. Once confirmed, Party B shall bear compensation responsibility; if the case is serious, he will be investigated legal responsibility.

(10)	Violate the state regulations on the administration of peace and order and punished by public security organs.

Article 18 In case that any of the following cases happens to Party B, Party A may terminate the Labor Contract, but it shall notify Party B 30 calendar days in advance and pay economic compensations:

(1)	Party B is not competent for the job in the company, and still not competent after training, or the company where he is sent to has no job available for him;

(2)	In accordance with Article 16 (2), no consensus is reached between both parties;

(3)	The company where Party B is sent to cannot arrange any post for Party B after the expiration of the period of medical treatment.

Article 19 In case that any of the following cases happens to Party A, Party B may terminate the contract at any time:

(1)	During the probationary period;

(2)	Party A defaults the wages of Party B without justifiable reasons;

(3)	Party A fails to pay social insurance premiums according to the law;

(4)	The labor environment and working conditions of the company where Party B is sent to are poor and seriously violate the state requirements;

(5)	Party A and the person in charge of the company have restricted the freedom of Party B illegally.

Article 20 Party B, when intending to terminate the Contract, shall notify Party A and the company where he is sent to 30 calendar days in advance in writing. In case that Party B fails to send a written notice to Party A and the company in advance, he shall make a payment in lieu of notice up to the wages of 30 calendar days to Party A.

Article 21 Party B shall stay in his position and fulfill his task during the period from the date when putting forward a written notice to terminate the Labor Contract to transacting procedures of termination, as well as go through work transfer and procedures for leave as required by the Company. If Party B makes bold to leave, Party A and the Company where he is sent to will deem it as absence; regarding any economic losses suffered by the company therefrom, Party A and the Company will investigate the compensation responsibility of Party B.

Other Articles Agreed by Both Parties

Article 22 Party B shall present the following materials:

(1)	Junior college students, secondary specialized students and middle school graduates shall provide the employment registration cards or occupation cards.

(2)	Unemployed or resigned persons shall provide the occupation cards, and present the certificate of labor contract termination issued by the original companies and slip of social insurance transfer.

(3)	Provide his own ID card, household registration, original and copy of the academic certification (the copy will be retained).

(4)	Migrant workers shall provide the ID cards and temporary residence certificate; while migrant female workers shall provide the birth certificates.

(5)	Latest medical certificate issued by the hospital designated by Party A.

Article 23 The Company where Party B is sent to, in accordance with the needs of work, may adjust the post of Party B through negotiation and determine the post wage according to the new performance appraisal standard.

Article 24 Party A or the Company where Party B is sent to may conclude the training agreement, post agreement or confidentiality agreement with Party B, which will constitute attachments of the Labor Contract and are of equal legal force.

Article 25 Party B participates in the training sponsored by the Company. If it is due to Party B’s own cause that he terminates the Labor Contract with the Company in advance, Party B shall pay damages to the Company at the proportion of the residual period to whole service term.

Article 26 Commencing from the month joined, Party B is obliged to file his own archives with the employment center or the talent service center where the registered permanent residence of Party B is, Party B (or the Company that he is sent to) will bear the filing fee and gives the filing certificate to Party A;

(1)
If he entrusted Party A to handle the filing procedures, Party B shall pay the filing fee to Party A by natural year and in full amount: RMB240/ Person· Year; and shall pay the filing fee continuously if he extends the filing; Party B, after terminating the Labor Contract with Party A, shall transact personnel archives filing or transfer procedures to the filing institution entrusted by Party A; or, Party B shall bear all losses suffered.

(2)	Regarding the losses of relevant treatments for Party B failing to file his archives, Party B shall bear all responsibilities.

Article 27 In case that Party B, upon the request of the Labor competent authority, goes to a post needing a qualification certificate, relevant expenses arising from the transaction of effective certificate shall be at Party B’s own expense.

Article 28 Other contents agreed by both Parties.

Labor Disputes and Miscellaneous

Article 29 All disputes arising from the implementation of the Contract shall be submitted by the party concerned to the Beijing Chongwen Labor Arbitration Committee for arbitration within 60 days as of the date when the dispute happened.

Article 30 Attachments of the Contract: Guidance for Dispatched Employees and relevant regulations of the company where Party B is dispatched.

Article 31 Party B has read relevant bylaws and regulations carefully.

Article 32 Matters uncovered in the Contract or any article contradicting the regulations of the state and local governments, regulations of the state and local government shall prevail.

Article 33 The Contract is made in triplicate, with Party A, Party B and the Company where Party B is dispatched holding one.

Article 34 After the contract term expires, if neither Party A or Party B puts forward any objection, the Contract will be deemed as being extended automatically, and the contract term is equal to the term agreed in Article 1 of the Contract (no probationary period will be required). After the expiration of the extended contract term, if no Party puts forward any objection, the Contract will be extended as agreed previously, so on and so forth.

Article 35 The Contract will come into force as of the date of signing.